UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2023

Provention Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed on March 13, 2023 with the Securities and Exchange Commission (the “SEC”) by Provention Bio, Inc., a Delaware corporation (the “Company”), on March 12, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sanofi S.A., a French société anonyme (“Parent”), and Parent’s indirect wholly-owned subsidiary, Zest Acquisition Sub, Inc., a Delaware corporation (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on March 24, 2023, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company at a price of $25.00 per Share, to the seller in cash, without interest, but subject to any applicable withholding of taxes (the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 24, 2023, and in the related Letter of Transmittal.

The Offer, as extended, expired one minute after 11:59 p.m. Eastern Time, on April 26, 2023 (the “Expiration Time”). The depositary for the Offer advised that, as of the Expiration Time, a total of 74,490,556 Shares were validly tendered and “received” (as defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) by the depository and not validly withdrawn pursuant to the Offer, representing approximately 73.065% of outstanding Shares as of such time. Accordingly, the Minimum Tender Condition (as defined in the Merger Agreement) has been satisfied. Each condition to the Offer having been satisfied or waived, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn on April 27, 2023. Parent and Purchaser are required to make prompt payment for such Shares.

On April 27, 2023, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company as the surviving corporation. The Merger was completed pursuant to Sections 251(c) and 251(h) of the DGCL.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, on April 27, 2023, the Company fully prepaid all loans outstanding pursuant to the Loan and Security Agreement, dated as of August 31, 2022 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of February 2, 2023, the “Loan Agreement”), by and among the Company, certain financial institutions party thereto and Hercules Capital, Inc. and terminated the Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) Shares owned by Parent or any direct or indirect wholly owned subsidiary of Parent (other than Purchaser) immediately prior to the Effective Time, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares outstanding immediately prior to the Effective Time and held by stockholders who are entitled to demand, and properly demanded, appraisal for such Shares in accordance with Section 262 of the DGCL) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest, less applicable withholding of taxes.

In addition, at the Effective Time, each option to purchase Shares granted under the Company’s 2017 Equity Incentive Plan (as amended and restated) (the “2017 Plan”) and the Company’s 2020 Inducement Plan (as amended) (each such option, a “Company Stock Option”) that was outstanding and vested immediately prior to the Effective Time, was cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option became entitled to receive in consideration of the cancellation of such Company Stock Option, an amount in cash (without interest and less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Offer Price over the applicable exercise price per Share under such Company Stock Option.

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Further, each Company Stock Option that was outstanding and unvested immediately prior to the Effective Time, whether or not then subject to any performance or other vesting condition, vested in full immediately prior to the Effective Time, with any performance condition deemed achieved in full, and as of the Effective Time, each such Company Stock Option was cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option became entitled to receive in consideration of the cancellation of such Company Stock Option, an amount in cash (without interest and less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Offer Price over the applicable exercise price per Share under such Company Stock Option.

Also at the Effective Time, each (i) warrant to purchase Shares issued by the Company to MDB and certain of MDB’s designees on July 3, 2018 (the “IPO Warrants”) and (ii) warrant to purchase Shares issued by the Company pursuant to those certain Warrant Agreements, dated as of September 15, 2022 and February 2, 2023, by and between the Company and Hercules Capital, Inc. (the “Term Loan Warrants,” and together with the IPO Warrants, the “Company Warrants”) that was outstanding immediately prior to the Effective Time was, with respect to the Term Loan Warrants, cancelled, and, with respect to the IPO Warrants, deemed exercised, and, in exchange therefor, the holder of such former Company Warrant became entitled to receive (without interest), an amount of cash equal to the product of (x) the total number of Shares into which the Company Warrant was exercisable as of immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Offer Price over the applicable exercise price per Share under such Company Warrant.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on March 13, 2023 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on April 26, 2023, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading of the Shares effective as of the evening of April 26, 2023 after market close and suspend trading in the Shares prior to market open on the morning of April 27, 2023, and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price for each Share held, pursuant to the Merger Agreement).

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Item 5.01	Changes in Control of Registrant.

At the Effective Time, the Company became a wholly-owned subsidiary of Parent.

The information contained in the Introductory Note and in Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, at the Effective Time, each of the directors of the Company (Ashleigh Palmer; Avery Catlin; Rita Jain; John Jenkins; Wayne Pisano; and Nancy Wysenski) resigned from his or her respective position as a member of the Company’s board of directors, and any committee thereof. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

As of the Effective Time, in accordance with the Merger Agreement, Michael Tolpa, the sole director of Purchaser immediately prior to the Effective Time, became the sole director of the Company as the surviving corporation. After the Effective Time, Aventis, Inc., as the sole stockholder of the Company (“Aventis”), passed resolutions appointing Olivier Bogillot and Debora C. Pellicano as the sole directors of the Company.

Officers

As of the Effective Time, in accordance with the Merger Agreement, Michael Tolpa, the President and sole officer of Purchaser immediately prior to the Effective Time became the President and sole officer of the Company as the surviving corporation. After the Effective Time but before Aventis passed the resolutions described above, Michael Tolpa, as the sole director of the Company, passed resolutions appointing (or confirming the continued appointment of) the following individuals as officers of the Company: (i) Olivier Bogillot, President, (ii) Debora Pellicano, Vice President, Chief Financial Officer, (iii) Francisco Leon, Chief Scientific Officer, (iv) Eleanor L. Ramos, Chief Medical Officer, (v) Jason Hoitt, Chief Commercial Officer, (vi) Benedict Osorio, Chief Quality Officer, (vii) Christina Yi, Chief Operations Officer, (viii) Jamie Haney, Secretary, (ix) Stacy Apgar, Assistant Secretary and (x) Michael Tolpa, Treasurer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s second amended and restated certificate of incorporation was amended and restated in its entirety, and the Company’s amended and restated bylaws were amended and restated in their entirety. Copies of the third amended and restated certificate of incorporation and second amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of March 12, 2023, among the Company, Parent and Purchaser (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 13, 2023).
3.1	Third Amended and Restated Certificate of Incorporation (filed herewith).
3.2	Second Amended and Restated Bylaws (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain exhibits and the schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K. Pursuant to Item 601(a)(5) of Regulation S-K, the Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provention Bio, Inc.

By:	/s/ Michael Tolpa
Name:	Michael Tolpa
Title:	Treasurer

Dated: April 27, 2023

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